Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AmTrust Financial Services, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-147867), Form S-8 (Registration No. 333-166943), Form S-3 (Registration No. 333-169520), Form S-3ASR (Registration Nos. 333-204870 and 333-192097), and Form S-4/A (Registration 333-204341) of AmTrust Financial Services, Inc. of our reports dated February 29, 2016, relating to the consolidated financial statements and financial statement schedules, and the effectiveness of AmTrust Financial Services, Inc.’s internal control over financial reporting, which appears in this Form 10-K.

/s/ BDO USA, LLP

New York, New York
February 29, 2016